POWER OF ATTORNEY


     The undersigned hereby constitute and appoint, Margaret W. Chambers, Marie E. Connolly, Christopher J. Kelley, Kathleen K. Morrisey, Michael S. Petrucelli, Stephanie Pierce and Elba Vasquez, and each of them, with full power to act without the other, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her, and in his or her name, place and stead, in any and all capacities (until revoked in writing) to sign any and all amendments to the Registration Statement of each Fund enumerated on Exhibit A hereto (including post-effective amendments and amendments thereto), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

 /s/ Joseph S. DiMartino                        June 15, 1998
Joseph S. DiMartino

 /s/ David W.P Burke                            June 15, 1998
David W. Burke

 /s/ Diane Dunst                                June 15, 1998
Diane Dunst

 /s/ Rosalind Gersten Jacobs                    June 15, 1998
Rosalind Gersten Jacobs

 /s/ Jay I. Meltze                              June 15, 1998
Jay I. Meltzer

 /s/ Daniel Rose                                June 15, 1998
Daniel Rose

 /s/ Warren B. Rudman                           June 15, 1998
Warren B.  Rudman

 /s/ Sandor Vanocur                             June 15, 1998
Sandor Vanocur